UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 25, 2003
                                                  -----------------

                               VHS NETWORKS, INC.
                               ------------------
             (Exact name of registrant as specified in its chapter)

        Florida                   0-29827                         22-3440510
 ---------------------------      --------                       -----------
(State or other jurisdiction    (Commission                     (IRS Employer
     of incorporation)          File Number)                 Identification No.)

                  5170 Dixie Road, Mississauga, Ontario L4W 1E3
                 -------------------------------------- -------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code 905-238-9398
                                                   ------------

                                    NO CHANGE
                                    ---------
          (Former name or former address, if changed since last report)


Item 4.    Changes in Registrant's Certifying Accountant.

On March 15, 2003, Gary R. Brown, Chartered Accountant ("Brown") was dismissed as the independent accountant for the Company. The reports of Brown on the Company's financial statements within the most recent fiscal year or any subsequent interim period, contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the most recent fiscal year and any subsequent interim period preceding Brown's dismissal, there were no disagreements with Brown on any disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Brown, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

No "reportable events" (as defined in Item 304(a)(1)(iv) of Regulation S-B) occurred during the Company's most recent fiscal year and any subsequent interim period, preceding the accounting firm of Brown's dismissal.

The Company has requested that Brown furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Brown agrees with the above statements. A copy of such letter shall be filed as an exhibit to a Form 8K-A.

The  Company  engaged  SF  Partnership,  LLP  ("SFP")  as  its  new  independent accountants as of March 15, 2003. Prior to such date, the Company did not consult with SFP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered by SFP on the Company's financial statements; or
(iii) any other matter that was the subject of a disagreement between the Company and its auditor (as defined in Item 304(a)(1)(iv) of Regulation S-B and its related instructions) or a reportable event (as described in Item 304(a)(1)(iv) of Regulation S-B).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                               VHS NETWORKS, INC.
                                                  (Registrant)

                                            /s/ Elwin Cathcart
Date   July  25 , 2003                      ------------------------------------
    ------------------                      Elwin Cathcart, CEO


*Print name and title of the signing officer under his signature.